Exhibit 99.1

SECTION 13(r) DISCLOSURE

The disclosures reproduced below were initially included in periodic reports filed with the Securities and Exchange Commission (the “SEC”) by Travelport Worldwide Limited (“Travelport”), and Hilton Worldwide Holdings, Inc. (“Hilton”) with respect to the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, in accordance with Section 13(r) of the Securities Exchange Act of 1934, as amended. Each of Travelport and Hilton may be considered affiliates of The Blackstone Group L.P. (“Blackstone”), and therefore affiliates of Blackstone Mortgage Trust, Inc. (“BXMT”). As of the date BXMT filed its Form 10-K for the fiscal year ended December 31, 2015 with the SEC, Blackstone, Travelport and Hilton had not yet filed their respective Form 10-Ks for such period. Therefore, the disclosures reproduced below do not include information for the fiscal quarter ended December 31, 2015. BXMT did not independently verify or participate in the preparation of any of these disclosures.

Travelport included the following disclosure in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015:

“Trade Sanctions Disclosure

The following activities are disclosed as required by Section 13(r)(1)(D)(iii) of the Exchange Act.

As part of our global business in the travel industry, we provide certain passenger travel related Travel Commerce Platform and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities in the quarter ended March 31, 2015 were approximately $157,000 and $109,000, respectively.”

Travelport included the following disclosure in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015:

“Trade Sanctions Disclosure

The following activities are disclosed as required by Section 13(r)(1)(D)(iii) of the Exchange Act.

As part of our global business in the travel industry, we provide certain passenger travel related Travel Commerce Platform and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities in the quarter ended June 30, 2015 were approximately $145,000 and $104,000, respectively.”

Travelport included the following disclosure in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015:

“Trade Sanctions Disclosure

The following activities are disclosed as required by Section 13(r)(1)(D)(iii) of the Exchange Act.

As part of our global business in the travel industry, we provide certain passenger travel related Travel Commerce Platform and Technology Services to Iran Air. We also provide certain Technology Services to Iran Air Tours. All of these services are either exempt from applicable sanctions prohibitions pursuant to a statutory exemption permitting transactions ordinarily incident to travel or, to the extent not otherwise exempt, specifically licensed by the U.S. Office of Foreign Assets Control. Subject to any changes in the exempt/licensed status of such activities, we intend to continue these business activities, which are directly related to and promote the arrangement of travel for individuals.

The gross revenue and net profit attributable to these activities in the quarter ended September 30, 2015 were approximately $133,000 and $94,000, respectively.”

Hilton included the following disclosure in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015:

The following activities are disclosed as required by Section 13(r)(1)(D)(iii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

During the fiscal quarter ended September 30, 2015, an Iranian governmental delegation stayed at the Transcorp Hilton Abuja for one night. The stays were booked and paid for by the government of Nigeria. The hotel received revenues of approximately $5,320 from these dealings. Net profit to Hilton Worldwide Holdings Inc. (“Hilton”) from these dealings was approximately $495. Hilton believes that the hotel stays were exempt from the Iranian Transactions and Sanctions Regulations, 31 C.F.R. Part 560, pursuant to the International Emergency Economic Powers Act (“IEEPA”) and under 31 C.F.R. Section 560.210 (d). The Transcorp Hilton Abuja intends to continue engaging in future similar transactions to the extent they remain permissible under applicable laws and regulations.

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